UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)         On April 28, 2014, Morris Goldfarb, the Chairman of the Board, Chief Executive Officer and President of G-III Apparel Group, Ltd. (the “Company”), entered into a letter agreement (the “Goldfarb Letter Amendment”) with the Company that amends his Employment Agreement, dated February 1, 1994, as amended, with the Company. Subject to the approval of the Company’s stockholders, the Goldfarb Letter Amendment amends the performance-based incentive provisions of Mr. Goldfarb’s Employment Agreement, beginning with respect to the fiscal year ending January 31, 2015 (“fiscal 2015”), as follows:

(i)         Performance required to achieve the target payout amount will be established annually by the Compensation Committee of the Board of Directors based on the Company’s publicly disclosed annual forecast, approved by the Board of Directors or the Audit Committee of the Board of Directors (referred to as the “approved forecast”). Mr. Goldfarb’s annual incentive bonus would be determined based on a comparison of forecasted “pre-tax income” (as defined in the Goldfarb Letter Amendment) to the actual pre-tax income achieved.

(ii)        If the Company’s actual pre-tax income for a fiscal year is less than the approved forecast, the annual incentive payment to Mr. Goldfarb will be determined by the Compensation Committee in accordance with the following table:

Actual Pre-Tax Income is Less Than Approved Forecast by	Annual Incentive Amount
15% or less	6% of actual pre-tax income in excess of $2 million (the Base Bonus Amount)
15-30%	Base Bonus Amount minus 2% of the portion of actual pre-tax that is more than 15% and up to 30% lower than the approved forecast
More than 30%	The bonus amount determined pursuant to the preceding row, minus 4% of the portion of actual pre-tax income that is more than 30% lower than the approved forecast, but not less than zero

(iii)        If actual pre-tax income for a fiscal year equals or exceeds the approved forecast, the annual incentive bonus payable to Mr. Goldfarb will be determined by the Compensation Committee in accordance with the following table, subject to the payout cap described in paragraph (v) below:

Actual Pre-Tax Income Exceeds Approved Forecast by	Annual Incentive Amount
0-15%	6% of actual pre-tax income in excess of $2 million (the Base Bonus Amount)
15-30%	Base Bonus Amount plus 2% of the portion of actual pre-tax income that is more than 15% and up to 30% in excess of the approved forecast
More than 30%	The annual incentive payable pursuant to the preceding row, plus 4% of the portion of actual pre-tax income that is more than 30% in excess of the approved forecast

(iv)        In the event of a dilutive stock issuance, excluding share changes caused by equity compensation awards approved by the Compensation Committee or structural changes that affect capitalization as a whole, such as a stock split, reverse stock split or stock dividend, the Compensation Committee may equitably adjust the percentages in the “Annual Incentive Amount” column downward, but not upward.

(v)        The maximum annual incentive bonus will be capped at an amount equal to one and one-half times the targeted bonus based upon the budgeted level of pre-tax income contained in the approved forecast.

A copy of the Goldfarb Letter Amendment is filed as Exhibit 10.1 hereto.

(b)        On April 28, 2014, Sammy Aaron, the Vice Chairman of the Company, entered into, a letter agreement (the “Aaron Letter Amendment”) with the Company that amends his Employment Agreement, dated July 11, 2005, as amended, with the Company. Subject to the approval of the Company’s stockholders, the Aaron Letter Amendment amends the performance-based incentive provisions of Mr. Aaron’s Employment Agreement, beginning with respect to fiscal 2015, in the same manner as provided for Mr. Goldfarb above, except that the annual incentive payments will be calculated in accordance with the tables below:

(i)         If actual pre-tax income for a fiscal year is less than the approved forecast, the annual incentive payment to Mr. Aaron will be determined by the Compensation Committee in accordance with the following table:

Actual Pre-Tax Income is Less Than Approved Forecast by	Annual Incentive Amount
15% or less	4% of actual pre-tax income in excess of $2 million (the Base Bonus Amount)
15-30%	Base Bonus Amount minus 1.33% of the portion of actual pre-tax that is more than 15% and up to 30% lower than the approved forecast
More than 30%	The bonus amount determined pursuant to the preceding row, minus 2.66% of the portion of actual pre-tax income that is more than 30% lower than the approved forecast, but not less than zero

(ii)         If actual pre-tax income for a fiscal year equals or exceeds the approved forecast, the annual incentive bonus payable to Mr. Aaron shall be determined by the Compensation Committee in accordance with the following table, subject to the payout cap described in clause (v) in the description of the Goldfarb Letter Amendment above:

Actual Pre-Tax Income Exceeds Approved Forecast by	Annual Incentive Amount
0-15%	4% of actual pre-tax income in excess of $2 million (the Base Bonus Amount)
15-30%	Base Bonus Amount plus 1.33% of the portion of actual pre-tax income that is more than 15% and up to 30% in excess of the approved forecast
More than 30%	The annual incentive payable pursuant to the preceding row, plus 2.66% of the portion of actual pre-tax income that is more than 30% in excess of the approved forecast

A copy of the Aaron Letter Amendment is filed as Exhibit 10.2 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         (i)         For a description of the amendments to the Employment Agreements of Messrs. Goldfarb and Aaron, see paragraphs (a) and (b) of Item 1.01 of this Form 8-K.

(ii)         In addition, on April 24, 2014, the Compensation Committee approved an increase in the base salary of Neal S. Nackman, the Company’s Chief Financial Officer, from $375,000 per annum to $450,000 per annum, effective June 1, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

10.1      Letter Amendment, dated April 28, 2014 to the Employment Agreement, dated February 1, 1994, by and between Morris Goldfarb and the Company.

10.2      Letter Amendment, dated April 28, 2014 to the Employment Agreement, dated as of July 11, 2005, by and between Sammy Aaron and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

By:	/s/ Neal S. Nackman
Name: Neal S. Nackman Title: Chief Financial Officer

Date: April 30, 2014

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Amendment, dated April 28, 2014 to the Employment Agreement, dated February 1, 1994, by and between Morris Goldfarb and the Company.

10.2	Letter Amendment, dated April 28, 2014 to the Employment Agreement, dated as of July 11, 2005, by and between Sammy Aaron and the Company.